EXHIBIT NO. 99.(a) 33

MFS SERIES TRUST X

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

ESTABLISHMENT AND DESIGNATION

OF CLASS

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”) of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Absolute Return Fund, MFS Aggressive Growth Allocation Fund, MFS Blended Research Growth Equity Fund, MFS Blended Research Mid Cap Equity Fund, MFS Blended Research Small Cap Equity Fund, MFS Blended Research Value Equity Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Debt Fund, MFS Emerging Markets Debt Local Currency Fund, MFS Emerging Markets Equity Fund, MFS Global Bond Fund, MFS Growth Allocation Fund, MFS International Diversification Fund, MFS International Growth Fund, MFS International Value Fund, MFS Managed Wealth Fund, and MFS Moderate Allocation Fund, each a series of the Trust, to create one additional class of shares, within the meaning of Section 6.10, as follows:

1.              The additional class of Shares is designated “Class T Shares”;

2.              Class T Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3.              The purchase price of Class T Shares, the method of determination of the net asset value of Class T Shares, the price, terms and manner of redemption of Class T Shares, any conversion feature of Class T Shares, and relative dividend rights of holders of Class T Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended;

4.              All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5.              A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

Pursuant to Section 6.11 of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of May 9 2017 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

STEVEN E. BULLER	ROBERT J. MANNING
Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert J. Manning MFS Investment Management 111 Huntington Avenue Boston, MA 02199

JOHN A. CAROSELLI	CLARENCE OTIS, JR.
John A. Caroselli c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Clarence Otis, Jr. MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MAUREEN R. GOLDFARB	MARYANNE L. ROEPKE
Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Maryanne L. Roepke c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

DAVID H. GUNNING	ROBIN A. STELMACH
David H. Gunning c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robin A. Stelmach MFS Investment Management 111 Huntington Avenue Boston, MA 02199

MICHAEL HEGARTY	LAURIE J. THOMSEN
Michael Hegarty c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

JOHN P. KAVANAUGH
John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199